COLLATERAL ASSIGNMENT OF AGREEMENT

This COLLATERAL ASSIGNMENT OF AGREEMENT (this “Assignment”) is dated as of the 14th day of March, 2007, by SIRICOMM, INC., a Delaware corporation (“Borrower”) in favor of SUNFLOWER CAPITAL, LLC, a Missouri limited liability company (“Lender”).

WHEREAS, Borrower and Lender entered that certain Loan Agreement, dated as of March 14, 2007 (the “Loan Agreement”), pursuant to which Lender agreed to make certain advances to Borrower of up to $500,000 (the “Loan”);

WHEREAS, Borrower entered into that certain Agreement, dated as of March 15, 2006, by and between DirecTruck, L.L.C. (“DirecTruck”) and Borrower (the “Agreement”), pursuant to which Borrower purchased the rights to DirecTruck’s wireless truck data gathering service;

WHEREAS, Lender has required, as additional security for performance of Borrower’s obligations under the Loan Documents (as defined in the Loan Agreement), timely payment of the Loan and any other indebtedness, obligations and liabilities of Borrower to Lender, assignment to Lender by Borrower of all right, title and interest of Borrower in, to and under the Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.            Definitions. Unless otherwise defined herein, all terms used herein shall have the meanings ascribed thereto under the Loan Agreement.

2.            Assignment and Grant of Security Interest. Borrower hereby grants, transfers and assigns to Lender a first priority security interest in all of Borrower’s right, title and interest in and to the Agreement. This Assignment is made for the purpose of securing the payment and performance of Borrower’s obligations arising under and pursuant to the Loan Documents and is for collateral security purposes only. As long as no Event of Default exists under the Loan Agreement, Borrower shall maintain any and all rights related to the Agreement. By virtue of this Assignment, Lender shall not obtain rights against DirecTruck greater than the rights Borrower has against DirecTruck with respect to the Agreement and shall have all other rights and remedies of a secured creditor under all applicable laws.

3.            Future Assurances. Borrower agrees that from time to time, at its sole expense, Borrower shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to the Agreement.

4.            Lender’s Duties. The powers conferred on Lender hereunder are solely to protect its interest under the Loan Documents and shall not impose any duty upon it to exercise any such powers.

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5.            Borrower Remains Liable. Notwithstanding anything herein to the contrary, (a) Borrower shall remain obligated to perform or cause to be performed all of its obligations and the requirements under the Agreement as if this Assignment had not been executed, (b) the exercise by Lender of any of its rights hereunder shall not release Borrower from any of said duties and obligations, and (c) Lender shall not have any obligation or liability with respect to the Agreement by reason of this Assignment, nor shall Lender be obligated to perform any of the obligations or duties of Borrower under the Agreement or to take any action to collect or enforce any claim for payment assigned hereunder.

6.            Remedies. If an Event of Default under the Loan Agreement has occurred and is continuing, Lender shall have the right to enforce the Agreement and shall have all other rights and remedies of Lender under the Loan Documents and of a secured creditor under applicable law.

7.	Miscellaneous.

(a)            Nothing contained in this Assignment and no act done or omitted by Lender pursuant to the powers and rights granted hereunder shall be deemed to be a waiver by Lender of its rights and remedies hereunder or with respect to any of the other collateral securing the Loan. The right of Lender to enforce any other security for the Loan may be exercised either prior to, simultaneously with, or subsequent to any action taken by Lender hereunder.

(b)          This Assignment, together with the representations, warranties and covenants herein contained, shall inure to the benefit of Lender and its participants, successors and assigns and shall be binding upon Borrower and its successors and assigns.

(c)          If any provision of this Assignment is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any administrative agency or any court, Borrower and Lender shall negotiate an equitable adjustment in the provisions of the same in order to effect, to the maximum extent permitted by law, the purpose of this Assignment and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby and shall remain in full force and effect.

(d)          All notices and communications under this Assignment shall be delivered in the manner set forth in the Loan Agreement.

(e)          This Assignment shall be a contract made under and governed by the internal laws of the State of Missouri, applicable to contracts made and to be performed entirely within such state.

(f)           This Assignment may be executed in one or more duplicate counterparts, and when executed and delivered by all the parties listed below, shall constitute a single binding agreement.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

SIRICOMM, INC.

By:    /s/ Mark L. Grannell

Mark L. Grannell, President

SUNFLOWER CAPITAL, LLC

By:    /s/ William P. Moore III

William P. Moore III, not individually, but in his capacity as Trustee of the William P. Moore III Revocable Trust Dated October 9, 2001, Member

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